Exhibit 10.12

                                OFFICE LEASE

                                     at

                                LINCOLN PLAZA

                                   Between

                  METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

                                     And

                     GREAT SOUTHERN LIFE INSURANCE COMPANY (TENANT)


                             DATED: February 19, 1997





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                                 TABLE OF CONTENTS




ARTICLE ONE - BASIC LEASE PROVISIONS .  . . . . . . . . . . . . . . . . . 1
         1.01     BASIC LEASE PROVISIONS . . . . . . . . . . . . . . . . .1
         1.02     ENUMERATION OF EXHIBITS . . . . . . . . . . . . . . . . 1
         1.03     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE  TWO - PREMISES, TERM AND FAILURE TO GIVE POSSESSION . . . . .. . 3
         2.01     LEASE OF PREMISES . . . . . . . . . . . . . . . . . ..  3
         2.02     TERM . . . . . . . . . . . . . . . . . . . . . . . . . .3
         2.03     FAILURE TO GIVE POSSESSION . . . . . . . . . . . . . . .3
         2.04.    CONDITION OF PREMISES . . . . . . . . . . . . . . . ..  3

ARTICLE THREE - RENT . . . . . . . . . . . . . . . . . . . . .      . . ..3

ARTICLE  FOUR - RENT ADJUSTMENT . . . . . . . . . . . . . . . .. . . . . .4
         4.01     RENT ADJUSTMENT . . . . . . . . . . . . . . . . . .. . .4
         4.02     ELECTRICAL COSTS . . . . . . . . . . . . . . . . . .. . 4
         4.03     PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . 4
         4.04     BOOKS AND RECORDS . . . . . . . . . . . . . . . . . ..  4
         4.05     PARTIAL OCCUPANCY . . . . . . . . . . . . . . . . . ..  4

ARTICLE  FIVE - SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . .5

ARTICLE  SIX - SERVICES . . . . . . . . . . . . . . . . . . . . . . . ..  5
         6.01     LANDLORD'S GENERAL SERVICES . . . . . . . . . . . . . . 5
         6.02     ELECTRICAL SERVICES . . . . . . . . . . . . . . . . . . 5
         6.03     ADDITIONAL AND AFTER-HOUR SERVICES . . . . . . . . . . .6
         6.04     TELEPHONE SERVICES . . . . . . . . . . . . . . . ..  . .6
         6.05     DELAYS IN FURNISHING SERVICES . . . . . . . . . . .. .  6

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES . . .  . . . . .6
         7.01     POSSESSION AND USE OF PREMISES . . . . . . . . . . .. . 6
         7.02     LANDLORD ACCESS TO PREMISES . .  . . . . . . . .        7
         7.03     QUIET ENJOYMENT . . . . . . . .  . . . . . . . .        7

ARTICLE EIGHT - MAINTENANCE . . . . . . . . . . .  . . . . . . . ..  . . .8
         8.01     LANDLORD'S MAINTENANCE . . . . . . . . . . . . . .  . . 8
         8.02     TENANT'S MAINTENANCE . . . . . . . . . . . . . . . . . .8

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS . . .  . . . . . . . . . . . .8
         9.01     TENANT'S ALTERATIONS . . . . . . . . . . . . . . . . . .8
         9.02     LIENS . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE TEN - ASSIGNMENT AND SUBLETTING . . . . .  . . . . . . . . . . . .9
         10.01    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . ..  9
         10.02    RECAPTURE . . . . . . . . . . . . . . . . . . . . ..  . 9
         10.03    EXCESS RENT . . . . . . . . . . .   . . . . . . . . ..  9
         10.04    TENANT LIABILITY . . . . . . . . . . . . . . . . . .. . 9
         10.05    ASSUMPTION AND ATTORNMENT . . . . . . . . . . . . . . .10
ARTICLE ELEVEN - DEFAULT AND REMEDIES . . . . . . . .. . . . . . . . . . 10
         11.01    EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .10
         11.02    LANDLORD'S REMEDIES . . . . . . . . . . . . . . . .. . 10
         11.03    ATTORNEY'S FEES . . . . . . . . . . . . . . . . . ..  .11
         11.04    BANKRUPTCY . . . . . . . . . . . . . . . . . . . . ..  11

ARTICLE TWELVE - SURRENDER Of PREMISES . . . . . . .  . . . . . . . . . .11
         12.01    IN GENERAL . . . . . . . . . . . . . . . . . . . . . . 11
         12.02    LANDLORD'S RIGHTS . . . . . . . . . . . . . . . . . . .11

ARTICLE THIRTEEN - HOLDING OVER . . . . . . . . . . .. . . . . . . . .. .12

ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY .. . . . . . . . . . 12
         14.01    SUBSTANTIAL UNTENANTABILITY . . . . . . . . . . . . . .12
         14.02    INSUBSTANTIAL UNTENANTABILITY . . . . . . . . . . .. . 12
         14.03    RENT ABATEMENT . . . . . . . . . . . . . . . . . .. .  12

ARTICLE FIFTEEN - EMINENT DOMAIN . . . . . . . . . .  . . . . . . . . . .12
         15.01    TAKING OF WHOLE OR SUBSTANTIAL PART . . . . . . . . . .12
         15.02    TAKING OF PART . . . . . . . . . . . . . . . . . . . . 12
         15.03    COMPENSATION . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE SIXTEEN - INSURANCE . . . . . . . . . . . . .  . . . . . . . . . 13
         16.01    TENANT'S INSURANCE . . . . . . . . .   . . . . . . . . 13
         16.02    FORM OF POLICIES . . . . . . . . . . . . . . . . . . . 13
         16.03    LANDLORD'S INSURANCE . . . . . . . . . . . . . . . .. .13
         16.04    WAIVER OF SUBROGATION . . . . . . . . . . . . . . . . .13
         16.05    NOTICE OF CASUALTY . . . . . . . . . . . . . . . . . . 14

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY . . .. . . . . . . . .14
         17.01    WAIVER OF CLAIMS . . . . . . . . . . . . . . . . . .. .14
         17.02    INDEMNITY BY TENANT . . . . . . . . . . . . . . . .. . 14

ARTICLE  EIGHTEEN - RULES AND REGULATIONS . . . . . . . . . . . . . . . .14
         18.01    RULES . . . . . . . . . . . . . . . . . . . . . . ..  .14
         18.02    ENFORCEMENT . . . . . . . . . . . . .   . . . . . . .  14


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ARTICLE  NINETEEN - LANDLORD'S RESERVED RIGHTS . . .  . . . . . . . . . .14
         19.01    RESERVED RIGHTS . . . . . . . . . . . . . . . . . . .  14

ARTICLE  TWENTY - ESTOPPEL CERTIFICATE . . . . . . .  . . . . . . . .. . 15
         20.01    IN GENERAL . . . . . . . . . . . .  . . . . . . . . . .15
         20.02    ENFORCEMENT . . . . . . . . . . . .. . . . . . . . . . 15

ARTICLE  TWENTY-ONE - RELOCATION OF TENANT . . . . .  . . . . . . . . . .15

ARTICLE  TWENTY-TWO - REAL ESTATE BROKERS . . . . . .. . . . . . . . . . 15

ARTICLE  TWENTY-THREE - MORTGAGEE PROTECTION . . . .  . . . . . . . .. . 15
         23.01    SUBORDINATION AND ATTORNMENT . . .  . . . . . . . .. . 15
         23.02    MORTGAGEE PROTECTION . . . . . . .  . . . . . . . . . .15

ARTICLE  TWENTY-FOUR - NOTICES . . . . . . . . . . .  . . . . . . . .. . 16

ARTICLE  TWENTY-FIVE - MISCELLANEOUS . . . . . . . .  . . . . . . . . . .16
         25.01    LATE CHARGES . . . . . . . . . . .  . . . . . . . . . .16
         25.02    WAIVER OF JURY TRIAL . . . . . . .  . . . . . . . . . .16
         25.03    DEFAULT UNDER OTHER LEASE . . . . .. . . . . . . . . . 16
         25.04    OPTION . . . . . . . . . . . . . . . . . . . . . .. . .16
         25.05    TENANT AUTHORITY . . . . . . . . .  . . . . . . . . . .16
         25.06    ENTIRE AGREEMENT . . . . . . . . .  . . . . . . . . . .16
         25.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE  . . . .17
         25.08    EXCULPATION . . . . . . . . . . . . . . . . . .. . . . 17
         25.09    ACCORD AND SATISFACTION . . . . . . . . . . . . . . . .17
         25.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING . .  . .. . 17
         25.11    BINDING EFFECT . . . . . . . . . . . . . . . . .. .. . 17
         25.12    CAPTIONS . . . . . . . . . . . . . . . . . . . .. . . .17
         25.13    APPLICABLE LAW . . . . . . .  . . . . . . . . .  . ..  17
         25.14    ABANDONMENT . . . . . . . . . . . . . . . . . .  . . . 17
         25.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES . . .. ..  17

                                   ii


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                                  OFFICE LEASE

                                   ARTICLE ONE
                             BASIC LEASE PROVISIONS

1.01 BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)      BUILDING AND ADDRESS:      One Lincoln Plaza, 500 N. Akard, Dallas,
         Texas 75201.

(2) LANDLORD: Metropolitan Life Insurance Company, a New York corporation.

(3)      TENANT:

         (a) Name: Great Southern Life Insurance Company

         (b) State of incorporation or partnership: Texas

(4)      DATE OF LEASE: February 19, 1997

(5)      LENGTH OF LEASE TERM: approximately 120 months.


(6)      PROJECTED COMMENCEMENT DATE: June 1, 1997

(7)      PROJECTED EXPIRATION DATE: May 31, 2007

(8)      BASE RENT.

  Period from/to  Monthly           Annually          Rate/SF of Rentable Area

  Months 1-120                       $58,230.67        $698,768.00       $14.00

(9)      PREMISES: SUITE NO. 5000

         49,912 SQUARE FEET OF RENTABLE AREA (approx.)

         47,930 SQUARE FEET OF USABLE AREA (approx.)

(10)     SECURITY DEPOSIT: $0.00

(11) TENANT'S USE OF PREMISES: General office use.

1.02     ENUMERATION OF EXHIBITS

The exhibits and riders set forth below and attached to this Lease or incorporated in this Lease by this reference:

EXHIBIT A. Legal Description of Land
EXHIBIT B. Plan of Premises
EXHIBIT C. Workletter Agreement
EXHIBIT D. Rules and Regulations
EXHIBIT E. Parking
EXHIBIT F. Renewal Option
EXHIBIT G. Termination Option
EXHIBIT H. Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT I. Right of First Refusal
EXHIBIT J. Right to Lease Additional Space

1.03 DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

AFFILIATE: Any corporation or other business entity which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

ALLOWANCE: "Allowance" shall mean an amount equal to the product of $12.25 times the number of square feet of Rentable Area included in the Premises. Tenant may use the allowance for furniture, fixtures and equipment and installation and cable costs.

BUILDING: The "Building" shall mean the office building located upon the Land.

CENTRE: (Not Applicable).

COMMENCEMENT  DATE:  The date  specified in Section  1.01(6) as the Projected
Commencement  Date,  unless changed by operation of Article Two.

COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's system, including, without limitation, Its electrical, mechanical, plumbing and security and life/safety systems.

DEFAULT RATE: The maximum interest rate permitted by law.

ENVIRONMENTAL LAWS: Any Law governing the use, storage, disposal or generation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

EXPENSE STOP: The sum of $5.50 per square foot of Rentable Area in the Building.

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

                                  1


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FORCE  MAJEURE:  Any  accident,  casualty,  act of God, war or civil  commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITIES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

INITIAL IMPROVEMENTS: "Initial Improvements", when used herein, shall mean those improvements or remodeling to the Premises, if any, which Landlord agrees to provide according to the Workletter attached hereto as Exhibit "C".

LAND: The parcels of real estate on which the Building is located, as legally described in Exhibit "A" attached hereto.

LAWS: All laws, ordinances, rules, regulations and other requirements adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord.

OPERATING EXPENSES: Operating Expenses shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Property plus all operating expenses of the Exterior Common Areas (defined below) plus Taxes, but exclusive of electrical costs. Operating Expenses shall not include the cost of capital improvements, depreciation, interest, lease commissions, principal payments on mortgage and other non-operating debts of Landlord, and Landlord's general and administrative expenses and overhead. Operating Expenses shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Operating Expenses, or which are required by governmental authorities. "Exterior Common Areas" shall mean that portion of the Property (and other tracts of real property comprising the multi-building project in the event the Building is located in such a project) which are not located within the Building (or other building in a multi-building project) and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building (or multi-building project) generally and the employees, Invitees and licensees of Landlord and such tenants; including without limitation, all parking areas (enclosed or otherwise) and all streets, sidewalks, walkways, and landscaped areas.

PREMISES: The space located in the Building, described In Section 1.01(9) and depicted on Exhibit "B" attached hereto.

PROPERTY: The Building, the Land, any other Improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, system and apparatus located in or used in conjunction with any of the foregoing.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENTABLE AREA OF THE BUILDING (existing as of the date of this Lease): 1,109,081 square feet.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(9), which represents the sum of (1) the "Usable Areas" within the Premises (i.e., the gross area enclosed by the surface of the exterior glass walls, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line of all walls separating the Premises from Service Areas and the corridor side of walls separating the Premises from Common Areas) plus (2) a pro rate port of the Common Areas within the Building, such proration to be based upon the ratio of the Usable Area within the Premises to the total Usable Area within the Building existing as of the date of this Lease, including the area encompassed by any columns or other structural elements which provide support to the Premises and/or the Building. Rentable Area shall not include any Service Areas. The estimates of Rentable Area within the Premises and in the Building may be revised at Landlord's election if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final "as built" drawings of the Premises and the Building, and the Base Rental shall be adjusted accordingly, based upon the rate per square foot of Rentable Area specified in section 1.01(8) hereof.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.

SECURITY DEPOSIT: The funds specified in Section 1.01(10), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

SERVICE AREAS: "Service Areas" shall mean those areas within the outside watts used for building stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

SHELL IMPROVEMENTS: "Shell Improvements" shall mean (I) lay-in acoustical ceiling grid with acoustical ceiling tile in the Premises; (II) central air conditioning and heating ducts and diffusers in a placement deemed typical by Landlord and (III) lay-in fluorescent light fixtures in a placement deemed typical by Landlord.

SUBSTANTIALLY COMPLETE: The completion of the initial improvements, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done, as verified and mutually agreed upon by Tenant's architect and Landlord's architect.



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TAXES: All federal, state and local governmental taxes,  assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become, obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any Interest payable or paid during such year. Taxes shall not include any federal or state Inheritance, general income, franchise, gift or estate taxes, except that if a change occurs In the method of taxation resulting In whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises pursuant to Section 9.01.

TENANT DELAY: Any event or occurrence caused by Tenant which delays the competition of the initial improvements, as described in the Workletter.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

WORKLETTER: The Agreement regarding the manner of completion of the initial improvements, attached hereto as Exhibit "C".

                                   ARTICLE TWO
                  PREMISES, TERM AND FAILURE TO GIVE POSSESSION


2.01     LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease. in the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02     TERM

         (a) The Commencement Date shall be the date which is the earlier to occur of:

                  (I) the Projected Commencement Date (provided the initial improvements are Substantially Complete on or before such date; or

                  (II) May 1, 1997.

         (b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord, through its property manager, and Tenant shall enter into an agreement confirming the Commencement Date and the Expiration Date.

2.03     FAILURE TO GIVE POSSESSION

If the Landlord shall be unable to give possession of the Premises on the Projected commencement Date by reason of the following: (I) the initial improvements are not Substantially Complete (through no fault of Landlord), or
(ii) the holding over or retention of possession of any tenant, tenants or occupants, the Landlord shall not be subject to any liability for the failure to give possession on sold date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord and the initial improvements are Substantially Complete, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. The Lease shall be amended so that the term shall be extended by the period of time possession is delayed. The said Premises shall be deemed to be ready for Tenant's occupancy in the event the initial improvements are Substantially Complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether the initial improvements are Substantially Complete, the decision of Landlord's architect shall be final and binding on the parties.

2.04     CONDITION OF PREMISES

Tenant shall notify Landlord in writing within thirty (30) days after the later of (I) Substantial Completion of the initial improvements, or (II) when Tenant takes possession of the Premises, of any non-latent defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the initial improvements. Except for defects stated in such notice and latent defects discovered within the first twelve (12) months of the Term, of which Tenant gives Landlord notice within such time period, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the then existing condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord's architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as my be specifically stated in this Lease or in the Workletter.

                                  ARTICLE THREE
                                      RENT

Tenant agrees to pay to Landlord at the property  management office specified in
Section 24(b)(1), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction whatsoever, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with Tenant's execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall independent of every other covenant in this Lease.

                                  ARTICLE FOUR
                                 RENT ADJUSTMENT

4.01     RENT ADJUSTMENT

The base Rent payable hereunder shall be adjusted ("Rent Adjustment") from time to time in accordance with the following provisions:

         Tenant's base Rent is based, in part, upon the estimate that annual Operating Expenses will be equal to the Expense Stop. During the Term, Tenant shall pay as a Rent Adjustment hereunder an amount (per each square foot of Rentable Area within the Premises) equal to the excess ("Excess") from time to time of Operating Expenses per square foot of Rentable Area in the Building over the Expense Stop. Landlord may collect such additional Base Rent in arrears on a yearly basis. Landlord shall also have the option to make a good faith estimate of the excess for each upcoming calendar year (or remainder thereof, if applicable) and, upon thirty (30) days' written notice to Tenant, may require the monthly payment of Base Rent to be adjusted in accordance with such estimate. Any amounts paid based on any such estimate shall be subject to adjustment pursuant to Section 4.02 below when Operating Expenses are available for such calendar year.

4.02     ELECTRICAL COSTS

Notwithstanding anything contained in the Lease to the contrary, Operating Expenses shall not Include the cost of electricity, but the Base Rent hereunder shall be increased by an amount equal to Tenant's pro rate share of the cost of electricity to the Building ("Electrical Costs"), which pro rate share shall be equal to the product of (I) the Electrical Costs and (II) the fraction having a numerator equal to the Rentable Area of the Premises and a denominator equal to the Rentable Area in the Building. The Electrical Costs used to calculate Tenant's pro rate share as heretofore described shall not include the cost of any extraordinary electrical use by other tenants of the Building, where such costs are charged to such tenants. Landlord may from time to time deliver to Tenant an invoice for such pro rate share of Electrical Costs and Tenant shall make payment of such amount to Landlord within three (3) days of delivery of the invoice. Landlord from time to time shall also have the option to make a good faith estimate of Tenant's pro rate share of the Electrical Costs for each upcoming year and, upon thirty (30) days' written notice to Tenant, my require the monthly payment of Base Rent to be adjusted in accordance with such estimate. Any amounts paid based on such an estimate shall be subject to adjustment as hereafter provided when actual Electrical Costs are available for such year.

4.03     PROCEDURE

The following additional provisions shall apply to Rent Adjustments per Section 4.01:

         (a) By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement ("Landlord's Statement") of Landlord's Operating Expenses and Electrical Costs for the previous calendar year. If for any calendar year additional Base Rent was collected for the prior year, as a result. Of Landlord's estimate of Operating Expenses and Electrical Costs in excess of the additional Base Rent due during such prior year (as the case may be), then Landlord shall promptly refund to Tenant any overpayment. Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year. In no event shall operating Expenses per square foot of Rentable Area within the Building be deemed to be less than the Expense Stop, it being the intent of Landlord and Tenant that Tenant shall at all times be responsible for the payment of, and shall pay, not less then the amount of Base Rent for the applicable period (before adjustment) specified in this Lease.

         (b) In the event that the Term commences on a day other then January 1 or terminates on a day other than December 31, the Excess for that part of the first (1st) calendar year or lost calendar year during the Term of the Lease shall be determined as follows:

         (I) The Expense Stop shall be prorated based upon the number of months in such partial calendar year. With respect to any partial calendar month occurring during such partial calendar year, the Expense Stop shall also be prorated based upon the number of days in that partial calendar month.

         (II) The Excess, if any, for the applicable partial calendar year shall then be the amount by which (A) actual Operating Expenses per square foot of Rentable Area in the Building for such calendar year, prorated based upon the number of months and days in the applicable partial calendar year, exceed (8) the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.03(b).

         (III) With respect to a proration for the first (1st) calendar year and in the event that Landlord's estimate of the Operating Expenses to be incurred during such partial calendar year exceeds the Expense Stop, as prorated pursuant to the provisions of this Subsection 4.03(b), Landlord may, upon thirty (30) days prior written notice to Tenant, require the Monthly Base Rent occurring during such partial calendar year to be adjusted in accordance with such estimate.

4.04     BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses in accordance with generally accepted accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located) shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within (60) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlords Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.05     PARTIAL OCCUPANCY

Notwithstanding any language in the lease or in this Article Four seemingly to the contrary, Landlord may at Landlord's sole election, determine an estimate Operating Expenses for any calendar year within the term by increasing the variable components of Operating Expenses to the amount which landlord projects would have been incurred had the building been occupied to the extent of ninety-five (95%) of the Rentable Area therein during all of the applicable calendar year. In such event, the term "Operating Expenses", as used in this Article Four and in the lease, shall include (I) the actual Operating Expenses incurred during any portion of such calendar year in which the Building is occupied to the extent of ninety-five percent (95%) or more of the Rentable Area therein, plus (ii) the Operating Expenses which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area therein; and Landlord shall have the option of making such estimate in advance for any upcoming calendar year.

                                  ARTICLE FIVE
                                SECURITY DEPOSIT

Tenant, concurrently with the execution of this Lease, shall pay to Landlord the Security Deposit. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord shall not pay any interest on the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action which Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the security deposit shall terminate upon assumption of such obligation by the transferee.

If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant after the following:

         (a)      the expiration of the Term of this Lease;

         (b)      the removal of Tenant and its property from the Premises;

         (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and

         (d) the payment by Tenant of any outstanding Rent, including, without limitation, all Rent Adjustments due pursuant to the Lease as computed by Landlord.


                                   ARTICLE SIX
                                    SERVICES

6.01     LANDLORD'S GENERAL SERVICES

So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services:

(1) heat and air-conditioning in the Premises, Monday through Friday from 8:00 A.M. to 6:00 P.M., Saturday. From 8:00 A.M. to 1:00 P.M.,
         excluding National Holidays, as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable voluntary and mandatory regulations and laws;

(2) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

(3) customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays;

(4) Washing of the outside windows in the Premises weather permitting at intervals reasonably determined by Landlord;

(5) automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord's standard charges;

(6) all Building Grade fluorescent bulb replacement in the Premises necessary to maintain the lighting provided as a part of the Shell Improvements and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas; and

(7) routine maintenance and electric Lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

6.02     ELECTRICAL SERVICES

Tenants use of electrical services furnished by Landlord shall be subject to the following:

         (a) Landlord  will provide the  necessary  facilities to supply (I) two
(2) watts per square foot of Usable Area within the Premises, at 277 volts, for Tenant's fluorescent lighting and (II) two (2) watts per square foot of Usable Area within the Promises, at 120 volts, for Tenant's receptacle/equipment toads (excluding Tenant's dedicated circuits). Collectively, Tenant's lighting and receptacle/equipment shall not have an electrical design load greater then an average of four (4) watts per square foot of Usable Area within the Premises ("Standard Building Capacity"). The electrical costs component of Basic Costs Is calculated on the basis of the Standard Building Capacity.

         (b) The electrical facilities In the Building available for Tenant's use are (1) 277/480 volts, 3 phase, for large equipment toads and fluorescent lighting; and (II) 120/208 volts, 3 phase, for small equipment toads and Incandescent lighting. Tenant shall notify Landlord, In writing, of any equipment that has a rated electrical load greater then 500 watts and/or that requires a service voltage other than 120 volts, and Landlord's written approval shall be required with respect to the installation of any such high electrical consumption equipment in the Premises.

         (c) Tenant shall pay for all costs of meters, sub-meters, wiring, risers, transformers, electrical panels, air conditioning and other items required by Landlord, in Landlord's reasonable discretion, to accommodate Tenant's design toads and capacities that exceed Standard Building Capacity, including, without limitation, the installation and maintenance thereof. Installation costs may be paid out of Tenant's Allowance. Notwithstanding the foregoing, Landlord may refuse to install and withhold consent for Tenant's installation of any wiring, risers, transformers, electrical panels, or air conditioning if, in Landlord's reasonable judgment, the same would cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to the Building or the Premises, or would interfere with or create or constitute a disturbance to other tenants or occupants of the Building. In no event shall Landlord incur any liability for Landlord's refusal to install, or withholding of consent for Tenant's installation of, any such electrical facility or equipment.

         (d) Tenant shall pay to Landlord, upon demand, the cost of the consumption of electrical service in excess of the Standard Building Capacity at rates determined by Landlord which shall be In accordance with any applicable laws.

         (e) Landlord may, at its option, upon not less then sixty (60) days' prior written notice to Tenant, discontinue the availability of such extraordinary electrical service. If Landlord gives any such notice, Tenant will contract directly with the applicable public utility for the supplying of such electrical service to the Premises.

6.03     ADDITIONAL AND AFTER-HOUR SERVICES

At Tenants request, Landlord shall furnish additional quantities of any of the services or utilities specified in section 6.01, if Landlord can reasonably do so, on the terms set forth herein. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 3:00 P.M. on Monday through Friday (except National Holidays) for service an those days, and prior to 3:00 P.M. on the lost business day prior to Saturday, Sunday or a National Holiday. For services or utilities requested by Tenant and furnished by Landlord, Tenant shot[ pay to Landlord as a charge therefor Landlord's prevailing rates for such services and utilities. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.

6.04     TELEPHONE SERVICES

All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, (which approval shall not be unreasonably withheld or delayed), before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. in the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and rotated wiring in the Premises, which may be paid out of Tenant's Allowance, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure effects or interferes with the operation or maintenance of any other telephone cables or related wiring In the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon the Termination Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building, unless such damages, injuries, losses, expenses, claims or causes of action result in whole or in part from the gross negligence or willful misconduct of Landlord.

6.05     DELAYS IN FURNISHING SERVICES

Tenant agrees that Landlord shall not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No interruption or malfunction of any utility service shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or a breech by Landlord of any of Landlord's obligations hereunder or render Landlord liable or responsible to Tenant for any loss or damage which Tenant may sustain or incur if either the quantity or character of any utility service is changed or is no longer available to or is no longer suitable for Tenant's requirements or entitle Tenant to be relieved from any of Tenant's obligations hereunder, including, without limitation, the obligation to pay Rent, or grant Tenant any right to set-off, abatement, or recoupment. Notwithstanding any other provision in this Lease seemingly to the contrary, at any time when Landlord is making such facilities for such utility services available to the Premises, Landlord may, at Landlord's option, upon not less then sixty (60) days prior written notice to Tenant, discontinue the availability of any such utility service. If Landlord gives any such notice of discontinuance, Landlord shall make all the necessary arrangements with the public utility service supplying the utility to the area in which the Building is located with respect to obtaining such utility service to the Premises; but Tenant will contract directly with such public utility service for the supplying of such utility services to the Premises. Except as otherwise provided herein, failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including, without limitation, Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Building shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom. In the event that Tenant shall give notice to Landlord stating correctly that any cessation of a service described in Section 6.01(1), (2). or (5), above (not caused by Tenant, its agents, customers servants, contractors, employees, or invitees) shall have rendered all or any portion of the Premises untenantable, and in the event that such cessation continues for a period of five (5) or more consecutive business days after Landlord receives such notice from Tenant, and in the further event that Tenant ceases occupying such portion of the Premises solely on account of such cessation, then Rent shall abate as to such portion of the Premises from and after the later to occur of (I) the sixth (6th) business day following the day Tenant gave such notice, or (if) the date Tenant so ceases occupancy, until such service is restored or Tenant reoccupies such portion of the Premises (whichever date is earlier). For purposes of the foregoing sentence, Tenant shall not be considered to have occupied the Premises if Tenant simply enters the Premises for a temporary purpose such as accessing or retrieving vital business records. In the event that the cessation of such service was not a result of or in connection with fire or other casualty (in which case the provisions of Article 14 of this Lease, rather then this sentence, shall apply with respect to Tenant's rights of termination of this Lease) and such service is not restored within seventy-five (75) days after the later to occur of the sixth (6th) business day following the date Tenant gave such notice or the date Tenant ceased to occupy such portion of the Premises solely on account of the cessation of such service and Tenant has not reoccupied such portion of the Premises, then Tenant shall have the option to terminate this Lease as to that portion of the Premises by giving written notice of such termination to Landlord within fifteen
(15) days of the expiration of such seventy-five (75) day period. Tenant's remedies for failure to provide services as set out in the above two sentences of this paragraph shall constitute Tenant's sole and exclusive remedies for any interruption or malfunction of services called for in Section 6.01(1), (2) or
(5).

                                  ARTICLE SEVEN
                    POSSESSION, USE AND CONDITION OF PREMISES

7.01     POSSESSION AND USE Of PREMISES

         (a) Tenant shall be entitled to possession of the Premises when the Work to Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(11) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which my increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

         (b) Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord; provided, however, Tenant shot I be entitled to store and/or handle in, on or about the Property without the prior written consent of Landlord such minimal amounts of Hazardous Materials as may be necessary or desirable in the operation of Tenant's business and the storage, use and/or disposal of which do not and shall not violate any applicable Environmental Laws. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall Immediately deliver to Landlord a copy of such notice. In such event or In the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord doom desirable, all of which shall be completed at Landlord's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the indemnities from any and all loss, claim, expense, liability and cost (including reasonable attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Term by any party other than Landlord in violation of the terms of this Lease. if any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

         (c)  Landlord  and  Tenant   acknowledge   that  the   Americans   With
Disabilities Act of 1990 (42 U.S.C $12101 at seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration effects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for implementing ADA Title III compliance in the Common Areas, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold Improvements or other work to be performed in the Premises under or in connection with this Lease, and (c) Landlord way perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements resulting directly from alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

         (d) Landlord and Tenant acknowledge that the Texas Architectural Barriers Act, Art. 9102, Tex. Civ. Stat. Am. (1994), and regulations and guidelines promulgated thereunder, as all of the same may be mended and supplemented from time to time (collectively referred to herein as "TABA" establish requirements for accessibility and barrier removal. The parties hereby agree that, (1) with respect to the Premises, Tenant shall be responsible for compliance with TABA, including, without limitation, submission (through the Property manager) of required plans and documents to the State of Texas for approval of accessibility design features, in connection with the work set forth in the Worktetter attached hereto, if any, and any other construction or alterations to the Premises during the Term, except that Landlord agrees to be responsible for such compliance in connection with any work done by Landlord pursuant to Section 8.01 hereof; and (2) Landlord shall be responsible for compliance with TABA, including, without limitation, submission of required plans and documents to the State of Texas for approval of accessibility design features, in connection with construction or alterations to the Common Areas, except that Tenant agrees to be responsible for such compliance in connection with any such work which my be necessitated solely as a result of Tenant's use of the Premises.

7.02     LANDLORD ACCESS TO PREMISES

         (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable so long as such activities do not interfere with or interrupt Tenant's business activities. Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Promises, however, any such interference shall not be a default by Landlord.

         (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenants property), and without relieving Tenant of any obligations under this Lease.

         (c) Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Building and the system serving the Building. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws or Environmental Laws, as a result of the exercise or non-exercise of such rights.

         (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

7.03     QUIET ENJOYMENT

Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of any Mortgagee.

                                  ARTICLE EIGHT
                                   MAINTENANCE
8.01     LANDLORD'S MAINTENANCE

Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air-conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such system which are located within the Premises and are supplemental or special to the Building's standard system; and (b) subject to section 16.04 below, the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused solely by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in the Building or upon the Property or the use of any adjacent or nearby building, land, street, or alley.

8.02     TENANT'S MAINTENANCE

Subject to the provision of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Alterations in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

9.01     TENANT'S ALTERATIONS

         (a) Except for completion of the Initial Improvements pursuant to the Workletter, the following provisions shall apply to the completion of " Tenant
Alterations:

(1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, make or cause to be made any Tenant Alterations in or to the Premises or any Building system serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord five (5) days prior written notice (or such earlier notice as would be necessary pursuant to applicable law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant
         Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Tenant Alterations will not in any way adversely effect the Building's systems, Including. without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations. Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Notwithstanding the foregoing, Landlord's approval shall not be required with respect to any alteration(s) to the Premises which (a) together cost Fifteen Thousand and No/100 Dollars ($15,000.00) or less, and (b) do not affect, in any way, the mechanical, electrical, plumbing and/or structural components of the Premises or Property.

(2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee at Landlord's then standard rate; provided, however, such construction fee shall not in any event exceed two percent (2%) of the contract amount with respect to such Tenant Alterations. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith.

(3) Tenant agrees to cause to be completed all Tenant Alterations (I) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (II) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Low in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. Such supervision or right to supervise by Landlord or any approvals given by Landlord under this Lease shall not constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord In connection with the performance of such work.

         (b) All Tenant Alterations which cannot be removed without substantial damage to the Premises, whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or s required to remove them at Landlord's request.

9.02     LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the indemnities against all costs and liabilities resulting from such lien or claim for lian and the foreclosure or attempted foreclosure thereof. If tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, way, upon prior notice to Tenant, pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                   ARTICLE TEN
                            ASSIGNMENT AND SUBLETTING

10.01    ASSIGNMENT AND SUBLETTING

         (a) Without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other then Tenant. Except as otherwise provided herein, if Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60) days prior to the commencement date of the term of the proposed sublease or assignment. if Tenant proposes to sublease less then all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant's Notice (and &it required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building. Tenant shall submit for Landlord's approval (which approval shelf not be unreasonably withheld) any advertising which Tenant or its agents Intend to use with respect to the space proposed to be sublet.

         (b) In making its determination of whether to consent to any proposed sublease or assignment, Landlord may take into consideration the business reputation and credit-worthiness of the proposed subtenant or assignee; the intended use of the Premises by the proposed subtenant or assignee; the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the reputation of the Building or Landlord or would violate the provisions of any other losses of tenants of the Building; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; whether the proposed assignee or subtenant is a bonafide prospective tenant of Landlord in the Building, as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request for approval; and any other factors which Landlord shall deem relevant. In no event shall Landlord be obligated to consider a consent to any proposed (I) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or a fact condition exists, which but for the giving of notice or the passage of time would constitute a Default, or
(II) assignment of the Lease which would assign less then the entire Premises.

         (c) If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this
Section 10.01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of such obligations and liabilities. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease or assignment shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases.

         (d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

         (e) Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises, or to assign this Lease to an Affiliate.

10.02    RECAPTURE

Except as provided in Section 10.01(e) Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of such proposed sublease or assignment of the Premises such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Rent Adjustment shall be adjusted accordingly.

10.03    EXCESS RENT

Tenant shelf pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (I) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (II) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04    TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether post, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by

Landlord. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent.

10.05    ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assure all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later then fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises an permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all Rent (and excess rent described in Section 10.03 above) directly to Landlord.

                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES

11.01    EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

(1) Tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments, within ten (10) days after the later to occur of (A) the date of written notice from Landlord that such sum is due, provided, however, that Landlord shall not be required to give more then two (2) such notices during any twelve (12) month period during the Term, or (B) the date on which such payment is due hereunder if Landlord has previously given two (2) such notices with respect to payments due during the prior eleven (11) months;

(2) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith); provided, however, if such default is incapable of being cured within said thirty (30) day period, Tenant shall have such period of time as may be necessary in order to cure such default as long as Tenant has commences such cure within said initial thirty (30) day period and hereafter diligently prosecutes such cure to completion, not to exceed sixty (60) days.

(3) the interest of Tenant in this Lease is levied upon under execution or other legal process;

(4) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(5) Tenant is declared insolvent by law or any general assignment of Tenant's property is made for the benefit of creditors;

(6) a receiver is appointed for Tenant or Tenants property, which appointment is not discharged within thirty (30) days;

(7) any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(8) upon the dissolution of Tenant; or

(9) the failure to immediately surrender occupancy and deliver up the Premises as provided in Paragraph 5 of the Termination Option Exhibit, Exhibit "G" to this Lease.

11.02    LANDLORD'S REMEDIES

         (a) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative: (I) Landlord may terminate this Lease by giving Tenant notice of Landlord's election to do so, in which event, the term of this Lease shall end and all of Tenant's rights and interests shall expire on the date stated in such notice; (II) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date specified in such notice; or (III) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease. All Landlord remedies shall be cumulative and not exclusive.

         (b) In the event that Landlord terminates the Lease, Landlord shall be entitled to recover (I) the sum of all Rents and other indebtedness accrued to the date of such termination, plus (II) the cost of recovering the Premises,
(III) the cost of reletting the Premises, or portions thereof (including, without limitation, brokerage commissions) and (IV) the cost of repairs, alterations, improvements, additions and decorations to the Premises to the extent Landlord deems reasonably necessary or desirable. (Items (II) through (IV) are herein defined as the "Recovery Costs"). In addition, in the event that Tenant's Default constitutes a material breach, Landlord shall be entitled to recover a sum equal to the difference between (x) the total lose Rent due under this Lease for the remainder of the Term and (y) the then fair market rental value of the Premises during such period, discounted to present value at the rate of ten percent (10%) ("Discounted Future Rent").

         (c ) In the event Landlord proceeds pursuant to subparagraph (a)(II) above, Landlord shall be entitled to recover (1) the sum of all Rents and other indebtedness accrued to the date of such termination of Tenant's possession, plus (2) the Recovery Costs (as defined above). Landlord may, but shall not be obligated to (except as may be required by law), relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terns and conditions as are reasonably acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord's reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly ("Rental Deficiency"). If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full mount of such excess shall be retained by Landlord and shall in no event be payable to Tenant. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Default. In the alternative (but only in the event that Tenant's Default constitutes a material breach), Landlord may elect to terminate Tenant's right to occupy the Premises and to immediately recover as damages, in lieu of the Rental Deficiency, a sum equal to the Discounted Future Rent (as defined above).

         (d) In the event a Default occurs, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sate without further payment or credit by Landlord to Tenant.

11.03    ATTORNEY'S FEES

Tenant shall pay upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Landlord and resulting from Tenant's Default.

11.04    BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

         (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

         (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

         The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen
         (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

         (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease. For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                  (I) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

                  (II) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

         (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

                                 ARTICLE TWELVE
                              SURRENDER OF PREMISES

12.01    IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by casualty, condemnation or Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Promises all movable personal property of Tenant, Tenant's trade fixtures and such Tenant Alterations which at the time of their installation Landlord and Tenant agreed may be removed by Tenant or which may be otherwise removed pursuant to the provisions of this Lease. Tenant shall also remove such other Tenant Alterations as required by Landlord, including, but not limited to, any Tenant Alterations containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Alterations, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Alterations which were installed by Tenant involved the towering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors. in the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those item described above, Landlord may, at Tenants expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant's expense such restoration work as my be required hereunder.

12.02    LANDLORD'S RIGHTS

All property which my be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided In Section 11.02(d). Tenant shalt also reimburse Landlord for all costs and expenses Incurred by Landlord In removing any of Tenant Alterations and In restoring the Premises to the condition required by this Lease at the Termination Date.

                                ARTICLE THIRTEEN
                                  HOLDING OVER

Tenant shall pay Landlord the greater of (I) double the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord my reasonably estimate) or, (II) double the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all actual damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not 'constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

14.01    SUBSTANTIAL UNTENANTABILITY

         (a) if any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

         (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

         (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

         (d) Notwithstanding anything to the contrary herein set forth: (I) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Alterations or to expend for any repair or restoration of the Premises or Building amounts in excess of Insurance proceeds paid to Landlord and available for repair or restoration; and (II) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agent or employees.

         (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02    INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises other then Tenant Alterations, with reasonable promptness, unless such damage is to the Premises and occurs during the last six
(6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

14.03    RENT ABATEMENT

Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenentable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

                                 ARTICLE FIFTEEN
                                 EMINENT DOMAIN

15.01    TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date.

15.02 TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce the Monthly Base Rent and Tenant's Rent Adjustment to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Alterations) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03    COMPENSATION

Landlord shall be entitled to receive the entire award (or sate proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.

                                 ARTICLE SIXTEEN
                                    INSURANCE

16.01    TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies reasonably acceptable to Landlord, during the Term: (a) Commercial General Liability insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Two Million and No/100 Dollars (S2,000,000.00);
(b) Workers' Compensation and Employers, Liability Insurance for an amount of not less then One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of The State of Texas; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision requiring the Insurance carriers to waive their rights of subrogation against Landlord; and (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees In connection with this Lease, of any owned, non-owned or hired motor vehicles.

16.02    FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (I) name Landlord and the indemnities as additional insureds, (II) be issued by one or more responsible insurance companies licensed to do business in Texas reasonably satisfactory to Landlord, (III) not permit coinsurance, (IV) shall provide that such insurance may not be canceled or amended without thirty
(30) days' prior written notice to the Landlord, and (v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less then ten (10) days prior to the Commencement Date and not less then ten (10) days prior to the expiration date of each policy.

16.03    LANDLORDS INSURANCE

Landlord, agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in Texas on the Building in amounts not less then the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the term of the applicable policies, against fire and such other risks as may be included in standard form of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall, be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct.

16.04    WAIVER OF SUBROGATION

         (a) Landlord agrees that if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of Texas, It will Include In Its "All Risks" policies appropriate clauses pursuant to which the Insurance companies (I) waive all right of subrogation against Tenant with respect to tosses payable under such policies and/or (II) agree that such policies shall not be invalidated should the Insured waive in writing prior to a loss any or sit right of recovery against any party for tosses covered by such policies.

         (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of Texas, In its "All Risks" Insurance policy or policies on Its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its to lease of space in the Building, appropriate clauses pursuant to which the insurance company or companies (I) waive the right of subrogation against Landlord and/or ny tenant of space In the Building with respect to losses payable under such policy or policies and/or (III) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

         (c) Provided that Landlord's right of full recovery under all its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, agents and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 16.04 (c) for lose or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same Is covered by Tenant's insurance, notwithstanding that such loss or damage my result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

         (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained an the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the term of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall to the extent obtainable, contain agreements by the insurers to the effect that no act or mission of any additional insured will invalidate the policy as to the other additional insureds.

16.05    NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or material accident in the Premises promptly after Tenant is aware of such event.

                                ARTICLE SEVENTEEN
                         WAIVER OF CLAIMS AND INDEMNITY

17.01    WAIVER OF CLAIMS

To the extent permitted by law, Tenant releases the indemnities from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and servants, except where resulting from the willful and wrongful act of any of the indemnities. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or lose of business, rents, or profits as a result of such injury or damage. If any such damage, whether to the Premises or to any part of the Property or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees and customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of Insurance policies and the Insurance company has waived its right of subrogation against Tenant.

17.02    INDEMNITY BY TENANT

Intentionally Deleted.

                                ARTICLE EIGHTEEN
                              RULES AND REGULATIONS

18.01    RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to empty with the rules and regulations listed an Exhibit "D" attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.02    ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit "D" or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant's failure to comply with the provisions of this Article Eighteen and shall also pay to Landlord as additional Rent an amount equal to any increase in insurance premium caused by such failure to comply.

                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS

19.01    RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (1) To change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) To install, affix and maintain all signs on the exterior and for interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar item, and all internal lighting that may be visible from the exterior of the Premises; (4) Upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washroom or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE

20.01 IN GENERAL

Within twenty (20) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (I) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect

(II) the dates to which Rent has been paid; (III) that Tenant is in the possession of the Premises if that is the case; (Iv) that Landlord is not In default under this Lease, or, If Tenant believes Landlord is in default, the nature thereof in detail; (V) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (VI) that the Premises have been completed in accordance with the term and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (VII) that if an assignment of rents or teases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (VIII) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (IX) to any other information reasonably requested.

20.02 ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a penalty equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.

                               ARTICLE TWENTY-ONE
                              RELOCATION OF TENANT

                             Intentionally Deleted.

                               ARTICLE TWENTY-TWO
                               REAL ESTATE BROKERS

Tenant represents that Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease other then Landlord's broker, Lincoln Property Company (the "Broker"), and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant other than Broker Landlord shall be responsible for the payment of all commissions to the Broker, if any, specified in this Article.

                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION

23.01    SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (I) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (II) the lien of my first mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the lease hold estate under any such lease, unless such ground lease or ground lessor, or mortgage or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case my be, provided, however, that such purchaser or ground lessor shall not be (I) bound by any payment of Rent for more then one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (II) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (III) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee Or ground lessor; or (IV) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgages or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord's Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein. In addition, Landlord will use its reasonable efforts to obtain a non-disturbance agreement from any future mortgagee. Which shall be acceptable to Tenant if in form and content, except for the completion of the applicable blanks therein, identical to the form of Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit "H" and incorporated herein by reference for all purposes or shall contain term and conditions no more adverse to Tenant then contained in the form attached hereto as Exhibit "H" then such form of non-disturbance agreement shall be deemed reasonably satisfactory to Tenant.

23.02    MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty
(30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as way be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease my not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                               ARTICLE TWENTY-FOUR
                                     NOTICES

         (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mall, return receipt requested, postage prepaid.

         (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed below:


                  (1)       Notices to Landlord shall be addressed:

                           Lincoln Property Company
                           Attn: Mack Pogue or Building Manager
                           500 N. Akard, Suite 3300
                           Dallas, Texas 75201

                  with a copy to the following:

                           Metropolitan Life Insurance Company
                           Attn: Assistant Vice-President
                           5420 LBJ Freeway, Suite 1310
                           Dallas, Texas 75240

                  (2)      Notices to Tenant shall be addressed:

                           500 N. Akard
                           Suite 5000
                           Dallas, TX 75201

                  with a copy to the following:

                           Jenkens & Gilchrist, A Professional Corporation 1445 Ross Avenue, Suite 3200
                           Dallas, Texas 75202
                           Attention: Mark A. Todd, Esq.

         (c) If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant or in the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

         (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.


                               ARTICLE TWENTY-FIVE
                                  MISCELLANEOUS

25.01    LATE CHARGES

All payments required hereunder (other then the Monthly Base Rent and Rent Adjustments, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including, without limitation Monthly Base Rent and Rent Adjustments not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

25.02    WAIVER OF JURY TRIAL

Intentionally Deleted.

25.03    DEFAULT UNDER OTHER LEASE

Intentionally Deleted.

25.04    OPTION
This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that it shall constitute an irrevocable offer on the part of Tenant in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

25.05    TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

25.06    ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other material and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

25.08    EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors.

25.09    ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount then any installment or payment of Rent due shall be deemed to be other than on account of the mount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

25.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, provided that all of Landlord's obligations hereunder are specifically assumed by the buyer or transferee.

25.11    BINDING EFFECT

This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12    CAPTIONS

The Article and Section captions in this Lease are inserted only as smatter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13    APPLICABLE LAW

This Lease shall be construed in accordance with the laws of the State of Texas. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall I, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other then those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.14    ABANDONMENT

In the event Tenant abandons the Promises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (I) have the right to enter into the Premises in order to show the space to prospective tenants, (II) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (III) during the last six
(6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term.

25.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

Except as otherwise provided heroin, if Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant upon prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.16 TERMINATION OF EXISTING LEASE

"As of the Commencement Date of this Lease, Tenant's existing lease between Tenant and One Lincoln Plaza - A Joint Venture, Landlord's predecessor in interest, dated August 4, 1993 as amended by the First Amendment to Office Lease Agreement dated March 4, 1994 ("First Amendment"), as amended by the Second Amendment to Office Lease Agreement dated April 18, 1995 ("Second Amendment") and as amended by the Third Amendment to Office Lease Agreement dated September 18, 1995 ("Third Amendment") covering 50,961 s.f of Rentable Area shall be terminated and of no further force or effect."

NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS LEASE HEREBY ACKNOWLEDGE AND AGREE THAT THIS LEASE (AND ATTACHED EXHIBITS)CONTAINS CERTAIN INDEMNIFICATION PROVISIONS.

IN WITNESS  WHEREOF,  this Lease has been  executed  as of the date set forth in
Section 1.01(4) hereof.


LANDLORD:                              TENANT:

METROPOLITAN LIFE INSURANCE            GREAT SOUTHERN LIFE INSURANCE COMPANY
COMPANY

By: __________________________         By:  _________________________________

David G. Rogers,                       Richard Juneau, Secretary
Asst. Vice-President
Date: ___2/14/97______________         Date:  _2/11/97_______________________

                FIRST AMENDMENT TO OFFICE LEASE AGREEMENT


         This First Amendment to Office Lease Agreement ("Amendment"), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and GREAT SOUTHERN LIFE INSURANCE COMPANY., a Texas corporation ("Tenant"), is dated the 2nd day of December, 1997.

                                                         WITNESSETH:


         WHEREAS, Landlord and Tenant heretofore entered into that certain Office Lease Agreement dated February 19, 1997 ("Lease"), under and pursuant to the terms of which Tenant has leased from Landlord certain office space known as Suite 5000 and containing approximately 49,912 square feet of Rentable Area ("Premises") in that certain office building commonly known as "One Lincoln Plaza" ("Building"), which is located at 500 N. Akard St., Dallas, Texas, as more particularly described in the Lease; and

         WHEREAS, Tenant desires to add approximately 7,664 square feet of Rentable Area on the 31 floor ("Expansion Space") (being approximately 6,663 square feet of Usable Area) to the Existing Premises, which Expansion Space is outlined on Exhibit "A' attached hereto; and

         WHEREAS, Tenant agrees, within thirty (30) days after receipt of notice from Landlord, to vacate the Expansion Space; should Tenant elect not to exercise its right to lease additional space, as more particularly defined on
Schedule 1 to Exhibit "J" of the Lease; and

         WHEREAS, Tenant and Landlord agree to amend the suite number from Suite 5000 to Suite 500.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Lease, the parties hereto do hereby covenant and agree as follows:

         1. Defined Terms. Terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning ascribed thereto in the Lease, except to the extent that the meaning of such term is specifically modified by the provisions hereof. In addition, other terms not defined in the Lease but defined herein will, when delineated with initial capital letters, have the meanings ascribed thereto in this Amendment. Terms and phrases which are not delineated by initial capital letters shall have the meanings commonly ascribed thereto.

         2. Premise. From and after the Expansion Space Commencement Date, the term "Premises" (as defined in Article 1.01(9) of the Lease) shall include the Expansion Space for all purposes, including, without limitation, the determination of Tenant's share of Basic Costs, and thereafter, the "Premises" shall be comprised of the Existing Premises and the Expansion Space, and the Premises are stipulated for all purposes to contain approximately 57,576 square feet of Rentable Area. Being approximately 54,593 square feet of Usable Area.

         3. Expansion Space Commencement Date, As used herein, the "Expansion Space Commencement Date" Shall mean December 1, 1997.

         4. Lease Term. The Lease Term for the Expansion Space ("Expansion Space Lease Term") shall mean a term commencing of the Expansion Space Commencement Date and continuing on a month to month basis expiring on June 30, 1998. Notwithstanding the foregoing, and without changing the Lease Term with respect to the existing Premises, the Lease Term for the Existing Premises will expire on May 31, 2007.

         5. Base Rental. Article 1.01(8) of the Lease shall be amended , and the following additional paragraphs shall be inserted in the
Lease:

         With respect to the Expansion Space, commencing on the Expansion Space Commencement Date and continuing through, June 30, 1998, "Base Rental" shall mean the sum of $12.00 per square foot of Rentable Area within the Expansion Space per annum, all as adjusted pursuant to Article 4.01 of the Lease. Notwithstanding the foregoing, and without changing the Base Rental with respect to the Existing Premises, Base Rental for the Existing Premises shall remain at $14.00 per square feet of Rentable Area within the Existing Premises.

         6. Commissions. Tenant represents and warrants that no broker has represented it in this Amendment transaction and that no broker is owed a commission or fee in connection with the consummation of this Amendment transaction. Tenant hereby indemnities and holds Landlord harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the amendment of this Lease or expansion of the Premises hereunder, if applicable, due to any action of Tenant. The provisions of this Paragraph 6 shall survive the expiration of the Lease Term or any renewal or extension thereof.
         7. Exhibits. The following exhibit and schedule are attached hereto and incorporated herein and made a part of this Lease for all purposes:
Exhibit "Al Floor Plan of Expansion Space

         8. Effect of Amendment. Except as expressly amended by the provisions hereof, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties; and all provisions and covenants in the Lease shall remain in full force and effect as stated therein, except to the extent specifically modified by the provisions of this Amendment. This Amendment and the Lease shall be construed as one instrument.



FIRST AMENDMENT TO OFFICE LEASE AGREEMENT - Page 1

NOTICE OF INDEMNIFICATION: THE PARTIES TO THIS AMENDMENT HEREBY ACKNOWLEDGE AND AGREE THAT THIS AMENDMENT AND ATTACHED EXHIBITS CONTAIN CERTAIN INDEMNIFICATION PROVISIONS.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment in multiple counterparts as of the last day and year written below.


LANDLORD:



METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:_______________________________
David G. Rogers,
Date:______12/2/97______________
Assistant Vice President

TENANT:


GREAT SOUTHERN LIFE INSURANCE COMPANY
a Texas corporation

By:

Name:
Date: 11/18/97
Secretary